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                                                                     EXHIBIT 2.1



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                            ASSET PURCHASE AGREEMENT


                                    between:


                                 INTEVAC, INC.,
                            a California corporation



                                       and


                             PHOTON DYNAMICS, INC.,
                            a California corporation

                          ----------------------------

                          Dated as of October 22, 2002

                          ----------------------------



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is entered into as of October 22, 2002, by and between INTEVAC, INC., a California corporation (the "SELLER") and PHOTON DYNAMICS, INC., a California corporation (the "PURCHASER"). The Seller and the Purchaser may be referred to together herein as the "PARTIES." Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                     RECITAL

        The Seller and the Purchaser wish to provide for the sale by the Seller to the Purchaser of certain assets related to the business conducted by Seller in the design, development, manufacture, marketing, sale and servicing of products based on the rapid thermal processing technology which address the flat panel display industry (the "ACQUIRED BUSINESS") and certain other related transactions among the Parties, all on the terms and subject to the conditions set forth in the Transactional Agreements.

                                   AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

1.      SALE OF ASSETS; RELATED TRANSACTIONS.

        1.1 SALE OF ASSETS. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing, the Assets, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "ASSETS" shall mean and include the following assets listed below; provided, however, that the Assets shall not include any Excluded Assets.

               (a) Specified Intellectual Property: All Seller IP used in the Acquired Business as it is being, and as it has been since December 31, 1999, conducted by the Seller including the Seller IP listed on SCHEDULE 2 (the "SPECIFIED IP");

               (b) Inventory: All inventory of the Seller (including raw materials, work in process and finished goods) related to the Acquired Business as of the Closing Date (including the inventory related to system #612 for Toppoly) which shall be set forth on the Closing Inventory List (collectively referred to herein as the "INVENTORY");

               (c) Tangible Assets: The equipment, materials, prototypes, demonstration models, tools, supplies and other tangible assets (other than vehicles, furniture, fixtures and improvements) related to the Acquired Business as of the Closing Date including the tangible assets listed on SCHEDULE 3 which shall be set forth on the Closing Tangible Assets List (collectively referred to herein as the "TANGIBLE ASSETS");

               (d) Customer Contracts: All rights of the Seller (including the right to receive any payment due by the other party thereto after the Closing
Date) under the Contracts identified on SCHEDULE 4 (as such schedule may be amended by mutual agreement of the Parties) (the "CUSTOMER CONTRACTS");

               (e) Other Contracts: All rights of the Seller (including the right to receive any payment due by the other party thereto after the Closing
Date) under the Contracts identified on SCHEDULE 5 (as such schedule may be amended by mutual agreement of the Parties) (the "OTHER CONTRACTS" and together with the Customer Contracts, the "SPECIFIED CONTRACTS");



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               (f) Claims: All claims (including, without limitation, claims for past infringement of the Specified IP) and causes of action of the Seller against other Persons relating to the Assets and/or the Acquired Business (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller relating to the Assets and/or Acquired Business (regardless of whether such rights are currently exercisable);

               (g) Books and Records: Copies or originals of all books, records, files and data of the Seller relating to the Assets and/or the Acquired Business, other than the Seller's Tax Returns; and

               (h) Receivables: The accounts receivable, notes receivable and other receivables of the Seller related to the Acquired Business as of the Closing Date which shall be set forth on the Closing Accounts Receivables List (the "SPECIFIED ACCOUNTS RECEIVABLE").

        1.2 PURCHASE PRICE. As consideration for the sale of the Assets to the Purchaser and the execution by the Seller of the Seller Noncompetition Agreement, at the Closing:

               (a) the Purchaser shall pay to the Seller, in cash, $20,000,000 (the "PURCHASE PRICE"); provided, however, that the Purchaser shall deposit 10% of the Purchase Price (the "ESCROW AMOUNT") in an escrow account (the "ESCROW ACCOUNT") to be established as of the Closing Date pursuant to an Escrow Agreement in substantially the form of EXHIBIT B (the "ESCROW AGREEMENT"); and

               (b) the Purchaser shall execute and deliver to the Seller an assignment agreement in substantially the form of EXHIBIT C (the "ASSIGNMENT AGREEMENT").

        1.3    NO ASSUMED LIABILITIES.

               (a) Subject to Section 1.3(b), the Purchaser shall not assume any liabilities of the Seller whatsoever, whether relating to the Assets, the Acquired Business or otherwise, including:

                      (i) any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

                      (ii) any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 12.2, except as set forth in Section 12.2;

                      (iii) any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer, or (y) any claim or Proceeding against the Seller;

                      (iv) any Liability of the Seller for the payment of any Tax, other than as specified in Section 1.3(b)(iii);

                      (v) any Liability of the Seller to any employee or former employee of the Seller under or with respect to any Seller Employee Benefit Plan, workers compensation claims, COBRA benefits or under the WARN Act, or for any wages, salary, accrued bonus, severance pay, paid time off, accrued vacation pay or accrued sick pay or any other sums due to any employee or former employee;

                      (vi) any Liability of the Seller to any shareholder or any other Related Party;

                      (vii) any Liability under any Specified Contract other than the Assumed Contracts; or



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

                      (viii) any Liability of the Seller for any accounts payable.

               (b) Notwithstanding Section 1.3(a) the following liabilities (the "ASSUMED LIABILITIES") shall be assumed by the Purchaser:

                      (i) the warranty obligations contained in, and specifically ascertainable by reference to the terms of, each Customer Contract that is also an Assumed Contract;

                      (ii) the warranty obligations contained in, and specifically ascertainable by reference to the terms of, each Contract listed on
SCHEDULE 6;

                      (iii) the tax obligations set forth in Section 1.4 below;

                      (iv) subject to (b)(i), (b)(ii), (b)(v) and (b)(vi), pursuant to the Assignment Agreement, at and following the Closing the Purchaser will become obligated to perform the obligations of the Seller under the Assumed Contracts, but only to the extent such obligations: (A) which are to be performed after the Closing Date; (B) do not arise from or relate to any Breach by the Seller of any provision of any of the Assumed Contracts; (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach of any of the Assumed Contracts; and (D) are ascertainable (in nature and amount) solely by reference to the express terms of the Assumed Contracts;

                      (v) the obligation to ship products listed on SCHEDULE 7 (as such schedule may be amended by mutual agreement of the Parties), except to the extent any such obligation is pursuant to a Customer Contract that is not an Assumed Contract; and

                      (vi) the payment of the fees listed on SCHEDULE 8.

        1.4 TAXES. The Purchaser shall bear and pay, and shall reimburse the Seller for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser.

        1.5 ALLOCATION. Within sixty (60) days after the Closing Date, the Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination (after consultation with the Seller) of the manner in which the Purchase Price is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon the Purchaser and the Seller for all purposes, and neither the Purchaser nor the Seller shall file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

        1.6 TRANSITION SERVICES AGREEMENT. At the Closing, the Parties shall enter into a transition services agreement in substantially the form of EXHIBIT D (the "TRANSITION SERVICES AGREEMENT").

        1.7 CLOSING.

               (a) The closing of the sale of the Assets to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP in Palo Alto, California, at 10:00 a.m. on November 5, 2002 or, if the conditions contained in Sections 7 and 8 are not satisfied (or waived by the applicable party as set forth therein) by such date, as soon thereafter as is practicable, such later date to be mutually agreed upon. For purposes of this Agreement, "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place.



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               (b) At the Closing:

                      (i) the Seller shall execute and deliver to the Purchaser such bills of sale, endorsements, assignments and other documents as may be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

                      (ii) the Purchaser shall pay to the Seller the Purchase Price, less the Escrow Amount, as contemplated by Section 1.2;

                      (iii) the Parties shall execute and deliver the Escrow Agreement, and the Purchaser shall deposit the Escrow Amount in the Escrow Account as contemplated by Section 1.2;

                      (iv) the Parties shall execute and deliver the Assignment Agreement;

                      (v) the Parties shall execute and deliver the Transition Services Agreement;

                      (vi) the Purchaser shall execute and deliver a noncompetition agreement in substantially the form attached hereto as EXHIBIT E (the "PURCHASER NONCOMPETITION AGREEMENT");

                      (vii) the Seller shall execute and deliver a noncompetition agreement in substantially the form attached hereto as EXHIBIT F (the "SELLER NONCOMPETITION AGREEMENT");

                      (viii) the Seller shall execute and deliver to the Purchaser a certificate (the "CLOSING CERTIFICATE") setting forth the representations and warranties of the Seller that: (A) each of the conditions set forth in Sections 7.1, 7.2(c), 7.3, 7.4, 7.6, 7.7 and
        7.11 have been satisfied in all respects; (B) attached to such Closing Certificate is an accurate and complete breakdown of the Inventory (including the book value of each item of Inventory, the aggregate book value of such Inventory and all reserves against such Inventory (including the reserve for obsolete and excessive inventory, the reserve for inventory required in order to satisfy Specified Contracts (to the extent the other party to such Specified Contract has paid for the products to be delivered) and the valuation reserves)) each as of the Closing Date (the "CLOSING INVENTORY LIST"); (C) attached to such Closing Certificate is an accurate and complete breakdown of the Tangible Assets (including the book value of each Tangible Asset, the aggregate book value of such Tangible Assets and any applicable reserves) as of the Closing Date (the "CLOSING TANGIBLE ASSETS LIST");
        (D) attached to such Closing Certificate is an accurate and complete breakdown of the Specified Accounts Receivable (including any allowance for doubtful accounts) as of the Closing Date (the "CLOSING ACCOUNTS RECEIVABLE LIST"); (E) the Closing Financial Statements are accurate and complete in all respects, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except that those financial statements which are unaudited do not have notes) and present fairly the financial position of the Acquired Business as of the respective dates thereof and the results of operations and cash flows of the Acquired Business for the periods covered thereby; (F) attached to such Closing Certificate is the Closing RTP Balance Sheet and supporting documentation therefor and that the Closing RTP Balance Sheet is accurate and complete in all respects and has been prepared on a basis consistent with the Seller's historical accounting treatment for the Acquired Business; and (G) attached to such Closing Certificate is a list, as of the Closing Date, of all open purchase orders for materials related to the Acquired Business (the "ORDERS LIST"); and



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                      (ix) the Purchaser shall execute and deliver to the Seller the Purchaser Closing Certificate (as defined in Section 8.3).

2.      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

               The Seller represents and warrants, to and for the benefit of the Purchaser, subject to such exceptions as are specifically disclosed in the Disclosure Schedule as follows:

        2.1 DUE ORGANIZATION; ETC. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller in the course of operating the Acquired Business is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule.

        2.2 RECORDS. The books of account and other records of the Seller relating to the assets related to the Acquired Business (including the Specified
IP) and/or to the Acquired Business are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Seller since December 31, 1999 relating to the assets related to the Acquired Business (including the Specified IP) and/or to the Acquired Business are in the actual possession and direct control of the Seller.

        2.3 FINANCIAL STATEMENTS. The Seller has delivered to the Purchaser the unaudited balance sheet of the Acquired Business as of September 28, 2002 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related statements of income and retained earnings for the nine months then ended (together with the Unaudited Interim Balance Sheet collectively referred to as the "UNAUDITED INTERIM FINANCIAL STATEMENTS"). The Unaudited Interim Financial Statements are accurate and complete in all respects (subject to final adjustment by the auditors), have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered (except that they do not have notes and are subject to final adjustment by the auditors) and fairly present the financial position of the Acquired Business as of September 28, 2002 and the results of operations of the Acquired Business for the nine month period then ended.

        2.4 ABSENCE OF CHANGES. Since September 28, 2002:

               (a) there has not been any material adverse change in the (i) business, condition, operation or prospects of the Acquired Business,
        (ii) condition of the assets related to the Acquired Business (including the Specified IP) or (iii) the Assumed Liabilities, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change;

               (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets related to the Acquired Business (including the Specified IP) (whether or not covered by insurance);

               (c) the Seller has not purchased or otherwise acquired any asset from any other Person, except in the Ordinary Course of Business;

               (d) the Seller has not leased or licensed any asset from any other Person used in connection with the Acquired Business, except in the Ordinary Course of Business;



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               (e) the Seller has not made any capital expenditure in connection with the Acquired Business, except in the Ordinary Course of Business;

               (f) the Seller has not sold or otherwise transferred, or leased or licensed, any of the assets related to the Acquired Business (including the Specified IP) to any other Person other than in the Ordinary Course of Business;

               (g) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness related to the Acquired Business;

               (h) the Seller has not (i) established or adopted any Seller Employee Benefit Plan by which any employees or independent contractors engaged in the Acquired Business are covered, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its employees or independent contractors engaged in the Acquired Business;

               (i) no Specified Contract has been amended or terminated;

               (j) the Seller has not incurred, assumed or otherwise become subject to any Liability related to the Acquired Business, other than in the Ordinary Course of Business;

               (k) the Seller has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability related to the assets related to the Acquired Business, except in the Ordinary Course of Business;

               (l) the Seller has not forgiven any debt or otherwise released or waived any right or claim related to the Acquired Business;

               (m) the Seller has not changed any of its methods of accounting or accounting practices in any respect;

               (n) the Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business in connection with the Acquired Business; and

               (o) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" through "(n)" above.

        2.5 TITLE TO ASSETS. The Seller owns, and has good and valid title to, all of the Assets other than the Leased Assets. All of the Assets are owned by the Seller free and clear of any Encumbrances, other than the Leased Assets.
Part 2.5 of the Disclosure Schedule identifies all of the Assets that are being leased or licensed to the Seller (the "LEASED ASSETS"). The Assets, when taken as a whole, constitute all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller to conduct the Acquired Business in the manner in which such business is being conducted as of the date of this Agreement and as of the Closing Date and has been conducted since December 31, 1999.

        2.6 RECEIVABLES. As of the Closing, all Specified Accounts Receivable (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 28, 2002 and have not yet been collected): (i) represent valid obligations of customers of the Seller arising from bona fide transactions entered into in



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the Ordinary Course of Business; and (ii) can be collected in full with the reasonable efforts of the Purchaser (without any counterclaim or setoff) on or before September 30, 2003. Part 2.6 of the Disclosure Schedule identifies all unreturned security deposits and other deposits made by, or held by any Person for the benefit of, the Seller and related to the Acquired Business and as of the date of this Agreement there shall not have been any material changes with respect thereto.

        2.7 CUSTOMERS; DISTRIBUTORS. The Seller has not received any notice or other communication (in writing or otherwise), and the Seller has not received any other information, indicating that any customer or other Person may cease dealing with the Seller with respect to the Acquired Business or may otherwise reduce the volume of business transacted by such Person with the Seller with respect to the Acquired Business.

        2.8 INVENTORY. Except for inventory comprising the inventory reserves for obsolete and excessive inventory and valuation reserves, as of the Closing, the Inventory: (a) is of such quality and quantity as to be usable and saleable by the Seller in the Ordinary Course of Business; (b) has been priced at the lower of cost or market value on a basis consistent with Seller's historical accounting practices; and (c) is free of any defect or deficiency. The inventory levels maintained by the Seller (i) are not excessive in light of the Seller's normal operating requirements and (ii) are adequate for the conduct of the Seller's operations in the Ordinary Course of Business.

        2.9 EQUIPMENT, ETC. As of the Closing, each of the items of Tangible
Assets: (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted); (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The Tangible Assets related to the Acquired Business are adequate for the conduct of the Acquired Business in the manner in which such business is being conducted as of the date of this Agreement and as of the Closing Date and has been conducted since December 31, 1999.

        2.10 INTELLECTUAL PROPERTY.

               (a) Part 2.10(a) of the Disclosure Schedule accurately identifies the following information:

                      (i) Part 2.10(a)(i) of the Disclosure Schedule accurately identifies and describes each Seller Product developed, manufactured, marketed or sold or under development since December 31, 1999.

                      (ii) Part 2.10(a)(ii) of the Disclosure Schedule accurately identifies (A) each item of Registered IP filed or registered in the name of the Seller (whether filed or registered exclusively, jointly with another Person, or otherwise), (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number, (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest and (D) each product or service identified in Part 2.10(a)(i) of the Disclosure Schedule that embodies, utilizes, or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize, or be based upon or derived from) such item of Registered IP. The Seller has provided to the Purchaser complete and accurate copies of all applications, correspondence, and other material documents created since December 31, 1999 related to each such item of Registered IP.

                      (iii) Part 2.10(a)(iii) of the Disclosure Schedule accurately identifies (A) all Seller Inbound IP Contracts licensed to the Seller (other than any non-customized software that (1) is so



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licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing, or distribution of, the products or services of the Seller related to the Acquired Business and (3) is generally available on standard terms, and for which the Seller paid less than $500, (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Seller and (C) whether the license or licenses granted to the Seller are exclusive or nonexclusive.

                      (iv) Part 2.10(a)(iv) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Specified IP. The Seller is not bound by, and no Specified IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Seller to use, exploit, assert, or enforce any Specified IP anywhere in the world.

               (b) The Seller has provided to the Purchaser a complete and accurate copy of each standard form of Seller Outbound IP Contract used by the Seller at any time, including each Seller Outbound IP Contract standard form of
(i) end user license agreement, (ii) development agreement, (iii) distributor or reseller agreement, (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision, (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision, (vi) confidentiality or nondisclosure agreement and (vii) each Seller Outbound IP Contract that deviates in any material respect from the corresponding standard form agreement provided to the Purchaser.

               (c) The Seller exclusively owns all right, title, and interest to and in the Specified IP free and clear of any Encumbrances (other than licenses granted pursuant to the Seller Outbound IP Contracts). Without limiting the generality of the foregoing:

                      (i) All documents and instruments necessary to perfect the rights of the Seller in its Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body.

                      (ii) Each Person who is or was an employee or contractor of the Seller and who is or was involved in the creation or development of any Specified IP has signed a valid, enforceable agreement with the Seller containing an assignment of Intellectual Property Rights to the Seller and confidentiality provisions protecting the Specified IP. No current or former stockholder, officer, director, or employee of the Seller has any claim, right (whether or not currently exercisable), or interest to or in any Specified IP. No Continuing Employee is (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Seller or (B) in breach of any Contract with any former employer or other Person concerning Specified IP or confidentiality.

                      (iii) No funding, facilities, or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Specified IP.

                      (iv) The Seller has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information used in the Acquired Business or included in the Assets and held by the Seller, or purported to be held by the Seller, as a trade secret.



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

                      (v) Since December 31, 1999, the Seller has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right used in the Acquired Business or included in the Assets to any other Person.

                      (vi) The Seller is not and was never a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Seller to grant or offer to any other Person any license or right to any Specified IP.

                      (vii) The Specified IP and Intellectual Property Rights granted to Seller under the Seller Inbound IP Contracts constitutes all Intellectual Property Rights used in the Acquired Business.

               (d) All Specified IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:

                      (i) Each U.S. patent application and U.S. patent comprising the Specified IP which the Seller has filed with a Governmental Body, was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent. Each foreign patent application and foreign patent comprising the Specified IP, which the Seller has filed with a Governmental Body, was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public.

                      (ii) No trademark (whether registered or unregistered) or trade name of the Seller Products is confusingly similar in the applicable market territory with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Seller has or purports to have an ownership interest has been impaired.

                      (iii) Each item of Specified IP that is Registered IP is and at all times has been in compliance with all Legal Requirements, and all filings, payments, and other actions required to be made or taken to maintain such item of Specified IP in full force and effect have been made by the applicable deadline. Except as indicated in Part 2.10(d)(iii) of the Disclosure Schedule, no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP included in the Specified IP filed by or on behalf of the Seller has been abandoned, allowed to lapse, or rejected. Part 2.10(d)(iii) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is ninety (90) days after the Closing Date in order to maintain each such item of Registered IP in full force and effect.

                      (iv) No interference, opposition, reissue, reexamination, or other Proceeding of any nature is or has been pending or threatened, in which the scope, validity, or enforceability of any Specified IP is being, has been, or could reasonably be expected to be contested or challenged. There is no basis for a claim that any Specified IP is invalid or unenforceable.

               (e) No Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Specified IP. Part 2.10(e) of the Disclosure Schedule accurately identifies (and the Seller has provided to the Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been received by the Seller or any Representative of the Seller regarding any actual, alleged, or suspected infringement or misappropriation of any Specified IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

               (f) Neither the execution, delivery or performance of this Agreement (or any of the Transaction Agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the Transaction Agreements) will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Specified IP; (ii) a Breach of any Contract listed or required to be listed in Part 2.10(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Specified IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Specified IP.

               (g) In conducting the Acquired Business (including the development, manufacture, marketing and selling of the Seller Products) the Seller has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

                      (i) No product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of the Seller and in connection with the Assets or the Acquired Business, and no Intellectual Property included in the Specified IP, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person.

                      (ii) No infringement, misappropriation or similar claim or Proceeding relating to the Assets or Acquired Business is pending or has been threatened against the Seller or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Seller with respect to such claim or Proceeding. With respect to the Assets or the Acquired Business the Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person.

                      (iii) With respect to the Assets or Acquired Business the Seller is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim. The Seller has never assumed or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right.

                      (iv) No claim or Proceeding involving any Intellectual Property Right licensed to the Seller and relating to the Specified IP is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect the use or exploitation of such Intellectual Property Right by the Seller.

               (h) None of the Seller Software related to the Acquired Business
(A) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that would cause the specifications relating to such Seller Software to fail to have been met or (B) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Seller Software. The Seller has provided to the Purchaser a complete and accurate list of all known bugs, defects, and errors in each version and component of the Seller Software related to the Acquired Business.

               (i) None of the Seller Software related to the Acquired Business contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) damaging or destroying any data or file without the user's consent.

               (j) None of the Specified IP is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that (A) could require, or could condition the use or distribution of such Seller Software on, the disclosure, licensing or distribution of any source code for any portion of such Seller Software or (B) could otherwise impose any limitation, restriction or condition on the right or ability of the Seller to use or distribute any Seller Software related to the Acquired Business.

               (k) No source code for any Seller Software related to the development, manufacture or sale of the Seller Products has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Seller. The Seller does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Seller Software related to the development, manufacture or sale of the Seller Products to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Seller. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Seller Software related to the development, manufacture or sale of the Seller Products to any other Person who is not, as of the date of this Agreement, an employee of the Seller.

        2.11 CONTRACTS.

               (a) Except as set forth in Part 2.11 of the Disclosure Schedule:
(i) no Person has violated or breached, or declared or committed any default under, any Specified Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Specified Contract, (B) give any Person the right to declare a default or exercise any remedy under any Specified Contract, (C) give any Person the right to accelerate the maturity or performance of any Specified Contract, or (D) give any Person the right to cancel, terminate or modify any Specified Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Specified Contract; and (iv) the Seller has not waived any right under any Specified Contract.

               (b) The Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of the Assets to secure, the performance or payment of any obligation or other Liability of any other Person in connection with the Acquired Business.

               (c) The performance of the Specified Contracts will not result in any violation of or failure to comply with any Legal Requirement.

               (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Specified Contract or any other term or provision of any Specified Contract.

               (e) There is no basis upon which any party to any Specified Contract may object to (i) the assignment to the Purchaser of any right under such Specified Contract, or (ii) the delegation to or performance by the Purchaser of any obligation under such Specified Contract.

               (f) The Specified Contracts collectively constitute all of the Seller Contracts necessary to enable the Seller to conduct the Acquired Business in the manner in which such business is being conducted as of the date of this Agreement and as of the Closing Date and in the manner in which such business is proposed to be conducted.

               (g) Part 2.11 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract related to the Acquired Business as to which any written bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller.

        2.12 SOLVENCY. The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

        2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.13 of the Disclosure Schedule: (a) the Seller is in full compliance with each Legal Requirement that is applicable to it in the conduct of the Acquired Business or the ownership or use of the Assets; (b) the Seller has at all times been in full compliance with each Legal Requirement that is or was applicable to it in the conduct of its business or the ownership or use of any of the Assets;
(c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Seller of, or a failure on the part of the Seller to comply with, any Legal Requirement applicable to the Acquired Business; and (d) the Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement applicable to the Acquired Business, or (ii) any actual, alleged, possible or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Seller has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document created or delivered after December 31, 1999 which the Seller or its Representatives has or knows exists that addresses or otherwise relates to the compliance of the Seller with, or the applicability to the Seller of, any Legal Requirement affecting the Acquired Business or involving the ownership or use of any of the assets related to the Acquired Business.

        2.14 GOVERNMENTAL AUTHORIZATIONS. Part 2.14 of the Disclosure Schedule identifies each Governmental Authorization that is held by the Seller applicable to the Acquired Business. The Seller has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part
2.14 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.14 of the Disclosure Schedule: (i) the Seller is and has at all times been in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.14 of the Disclosure Schedule; (iii) the Seller has never received any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and
(iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body. The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Seller to conduct the Acquired Business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted, and (ii) to permit the Seller to own and use the Assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

        2.15 TAX MATTERS.

               (a) To the extent that the Purchaser would become liable for any Tax under applicable law or such Tax would create an Encumbrance on the Assets:
(i) each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis; and (ii) any Tax required to have been withheld or collected by the Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. All Tax Returns required to be filed with respect to the Acquired Business and the Assets have been filed. Each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects.

               (b) Except as set forth in Part 2.15 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Seller in respect of any Tax relating to the Assets or the Acquired Business. There are no unsatisfied Liabilities for Taxes relating to the Assets or the Acquired Business (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller. The Seller has not entered into or become bound by any agreement or consent affecting the Assets pursuant to Section 341(f) of the Code.

               (c) No claim has ever been made by a taxing authority in a jurisdiction where the Seller does not file Tax Returns with respect to the Acquired Business or the Assets that the Seller is or may be subject to Taxes assessed by such jurisdiction with respect to the Acquired Business or the Assets.

        2.16   EMPLOYEE AND LABOR MATTERS.

               (a) The Seller has previously provided to the Purchaser, with respect to each employee of the Seller (including any employee who is on a leave of absence or on layoff status) listed on SCHEDULE 9 and SCHEDULE 10 (collectively referred to herein as the "CONTINUING EMPLOYEES"): (i) the name and title of such employee; (ii) the aggregate dollar amounts of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Seller with respect to services performed in

2001 and with respect to services performed in 2002; and (iii) such employee's annualized compensation as of the date of this Agreement.

               (b) Except as set forth in Part 2.16 of the Disclosure Schedule, the Seller is not a party to or bound by, and has never been a party to or bound by, any employment contract or any union contract, collective bargaining agreement or similar Contract with respect to the Continuing Employees.

               (c) No Continuing Employee intends to terminate his employment, has received an offer to join a business that may be competitive with the Acquired Business or is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (i) the performance by such Continuing Employee of any of his duties or responsibilities as an employee of the Seller or as an employee of the Purchaser or (ii) the business of the Seller or the Purchaser.

               (d) The Seller is not engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute, affecting the Seller or any of its employees and no Person has threatened to commence any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

               (e) The Purchaser will not have any Liability prior to, on or after the Closing for any amounts, including any payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, accrued vacation and sick leave, stock or stock options or any other sums, due to (i) any employee or former employee of the Seller where the claim giving rise to the Liability occurred prior to or on the Closing or (ii) any employee or former employee of the Seller who does not become an employee of the Purchaser.

        2.17 BENEFIT PLANS; ERISA.

               (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of each Seller Employee Benefit Plan. The Seller will not have any Liability under any Seller Employee Benefit Plan to any Hired Employee on or after the Closing and the Seller has never provided or made available any fringe benefit or other benefit of any nature to any of the Continuing Employees. Purchaser will not have nor incur any Liability under any Seller Employee Benefit Plan before, on or after the Closing. No Seller Employee Benefit Plan: (i) provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; (ii) is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or (iii) is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Seller as a single employer within the meaning of
Section 414 of the Code.

               (b) Each Seller Employee Benefit Plan is being and has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Seller Employee Benefit Plan has been duly accrued and made on a timely basis. Each Seller Employee Benefit Plan has at all times complied and been operated and administered in full compliance with all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. The Seller has never incurred any penalty, fine or Tax to the Internal Revenue Service or any other Governmental Body with respect to any Seller Employee Benefit Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any penalty, fine or Tax. Neither the Seller nor any Person that is or was an administrator or fiduciary of any Seller Employee Benefit Plan (or that acts or has acted as an agent of the Seller or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Seller to any Liability for breach of any fiduciary duty or any other duty. No "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4925 of the Code has occurred with respect to any Seller Employee Benefit Plan.

               (c) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any of the Continuing Employees (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Seller Employee Benefit Plan or with respect to any other matter relating to any Seller Employee Benefit Plan or (ii) with respect to any proposal or intention on the part of the Seller to establish or sponsor any Seller Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

               (d) The Seller has not advised any of the Continuing Employees (in writing or otherwise) that it intends or expects to establish or sponsor any Seller Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

        2.18 ENVIRONMENTAL MATTERS. No event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Purchaser becoming subject to any Liability under CERCLA or any other environmentally related Legal Requirement as a result of its acquisition of the Acquired Business or the Assets, except as otherwise arising out of the Purchaser's ownership or operation of the Acquired Business or the Assets after the Closing Date.

        2.19 SALE OF PRODUCTS. Each Seller Product: (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale that would cause the specifications relating to such product to fail to be met. The Seller will not incur or otherwise become subject to any Liability arising directly or indirectly from any Seller Product on or at any time prior to the Closing Date (except for the obligations set forth on SCHEDULES 6 AND 7). No Seller Product has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such Seller Product.

        2.20 PERFORMANCE OF SERVICES. All services that have been performed on behalf of the Seller in the course of conducting the Acquired Business were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchaser will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller in the course of conducting the Acquired Business (except for the obligations set forth on SCHEDULES 6 AND 7). There is no claim pending or being threatened against the Seller relating to any services performed by the Seller in the course of conducting the Acquired Business, and there is no basis for the assertion of any such claim.

        2.21 INSURANCE. Part 2.21 of the Disclosure Schedule identifies each insurance claim made by the Seller related to the Acquired Business since December 31, 1999. The Seller has not received: (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the Seller's existing insurance policies which relate to the Acquired Business or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; or (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any such policies.

        2.22 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.22 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the Assets; (b) since December 31, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Assets or relating to the Acquired Business; (c) to the Seller's knowledge no Related Party is competing, or has at any time since December 31, 1999 competed, directly or indirectly, with the Acquired Business; (d) no Related Party has any claim or right against the Seller that is or would reasonably be likely to be adverse to the Assets or the Acquired Business; and (e) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party with respect to the Assets or the Acquired Business.

        2.23 CERTAIN PAYMENTS, ETC. The Seller has not, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Seller has, in connection with the Acquired Business at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any false or fictitious entry in any of the books of account or other records of the Seller; (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (d) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession; or (e) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses "(a)" through "(d)" above.

        2.24 PROCEEDINGS; ORDERS. There is no pending Proceeding, and no Person has threatened to commence any Proceeding: (i) that relates to or might affect the Acquired Business or any of the assets related to the Acquired Business (including the Specified IP) (whether or not the Seller is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. To the Seller's knowledge, no Proceeding has ever been commenced by or against the Seller related to the Acquired Business. The Seller has delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials (to which the Seller has access) that relate to any Proceedings identified in the Disclosure Schedule. There is no Order relating to the Assets or the Acquired Business to which the Seller, or any of the Assets, is subject; and no Related Party is subject to any Order that relates to the Acquired Business or to any of the Assets. No Continuing Employee is subject to any Order that may prohibit employee from engaging in or continuing any conduct, activity or practice relating to the Acquired Business. There is no proposed Order that, if issued or otherwise put into effect, would (i) have an adverse effect on the (a) business, condition, operation, financial performance, net income or prospects of the Acquired Business, (b) condition or value of the assets related to the Acquired Business (including the Specified IP), (c) the Assumed Liabilities, or (d) on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        2.25 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party to have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to be executed by the Seller will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms.

        2.26 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance (by itself) of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the Assets, is subject;

               (b) except for the taxes to be paid pursuant to Section 1.4, cause the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

               (c) cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body, other than solely as a consequence of this transaction;

               (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Seller or any employee of the Seller and is related to the Acquired Business;

               (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Specified Contract;

               (f) give any Person the right to (i) declare a default or exercise any remedy under any Specified Contract, (ii) accelerate the maturity or performance of any Specified Contract, or (iii) cancel, terminate or modify any Specified Contract; or

               (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

The Seller is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

        2.27 BROKERS. The Seller has not agreed or become obligated to pay and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        2.28 FULL DISCLOSURE. None of the Transactional Agreements (including the Disclosure Schedule) (i) contains or will contain any untrue statement of fact or (ii) omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein or therein not misleading.

        2.29 PURCHASE ORDERS FOR MATERIALS. Part 2.29 of the Disclosure Schedule lists all open purchase orders for materials related to the Acquired Business as of the date hereof.

3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

        3.1 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

        3.2 AUTHORITY; BINDING NATURE OF AGREEMENTS. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Purchaser of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Purchaser and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to be executed by the Purchaser will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

        3.3 BROKERS. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        3.4 LITIGATION. There is no suit, action, litigation, investigation, claim, complaint or proceeding before any Governmental Body in progress or pending or threatened against or relating to the Purchaser, which if determined adversely to the Purchaser, would:

               (a) prevent the Purchaser from paying to the Seller the Purchase Price; or

               (b) prevent the Purchaser from fulfilling any of its obligations set out in, arising from or in connection with this Agreement,

and to the Purchaser's knowledge, there is not existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

        3.5 NON-CONTRAVENTION. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions.

4.      PRE-CLOSING COVENANTS OF THE SELLER.

        4.1 ACCESS AND INVESTIGATION. The Seller shall ensure that, during normal business hours during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser with reasonable access to the Seller's inventory and tangible assets related to the Acquired Business and any related books, lists or perpetual records, for purposes of allowing the Purchaser to audit and verify (i) the items to be included on the Closing Inventory List and the Closing Tangible Assets List and (ii) the financial information to be presented on the Closing RTP Balance Sheet; (b) the Seller and its Representatives provide the Purchaser and its Representatives with reasonable access to the Seller's Representatives, personnel and assets and to its existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Business and the assets related to the Acquired Business; (c) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Business and the assets related to the Acquired Business as the Purchaser may request in good faith; and (d) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Acquired Business and the assets related to the Acquired Business as the Purchaser may request in good faith; provided, however, that this section shall not effect the fee allocation set forth in Section 12.2 hereof.

        4.2 OPERATION OF BUSINESS. The Seller shall during the Pre-Closing Period, except with the prior written consent of the Purchaser:

               (a) conduct its operations with respect to the Acquired Business:
        (i) exclusively in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement; and (ii) such that the conditions set forth in Section 7.10 and Section 7.11 shall be met;

               (b) with respect to the Acquired Business: (i) preserve intact its current business organization; (ii) keep available the services of its current officers and employees; (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller; (iv) preserve intact the assets related to the Acquired Business; and (v) promptly repair, restore or replace any such assets that are destroyed or damaged;

               (c) keep in full force all existing insurance policies related to the Acquired Business;

               (d) ensure that the officers of the Seller will be available to confer regularly with the Purchaser, as Purchaser may reasonably request, concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the business, condition, assets, liabilities, operations, financial performance and prospects of the Acquired Business;

               (e) immediately notify the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

               (f) order materials related to the Acquired Business in the Ordinary Course of Business;

               (g) not effect or become a party to any Acquisition Transaction;

               (h) not enter into or permit any of the assets related to the Acquired Business (including the Specified IP) to become bound by any Contract other than Specified Contracts or as provided in clause (f) above;

               (i) not amend or modify any Specified Contract;

               (j) not incur, assume or otherwise become subject to any Liability in connection with the Acquired Business or the assets related to the Acquired Business (including the Specified IP), except in the Ordinary Course of Business;

               (k) not change any of its methods of accounting or accounting practices in any respect relating in any way to the Acquired Business or the assets related to the Acquired Business (including the Specified
        IP);

               (l) not commence or settle any Proceeding relating in any way to the Acquired Business or the assets related to the Acquired Business (including the Specified IP);

               (m) not enter into any transaction or take any other action of the type referred to in Section 2.4;

               (n) not enter into any transaction or take any other action relating in any way to the Acquired Business or the assets related to the Acquired Business (including the Specified IP) outside the Ordinary Course of Business;

               (o) not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Seller in this Agreement or in the Closing Certificate;

               (p) not accept any customer purchase orders for products related to the Acquired Business or ship any Seller Products; and

               (q) not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(g)" through "(p)" of this
        Section 4.2.

        4.3 FILINGS AND CONSENTS. The Seller shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and
(b) during the Pre-Closing Period, the Seller and their respective Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may reasonably request in good faith and at Purchaser's expense, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

        4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE. During the Pre-Closing Period, the Parties shall promptly notify the each other in writing of: (a) the discovery by any party hereto of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the other party hereto in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the other party if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of such other party; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 7 or Section 8 impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.4 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by the Seller in this Agreement or in the Closing Certificate, (ii) determining whether any of the conditions set forth in Section 7 has been satisfied or (iii) determining whether any of the Indemnitees is entitled to indemnification pursuant to
Section 10.

        4.5 NO NEGOTIATION. The Seller shall ensure that, during the Pre-Closing Period, neither the Seller nor any Representative of the Seller, directly or indirectly: (a) solicits the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction; or (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any proposed Acquisition Transaction.

        4.6 BEST EFFORTS. During the Pre-Closing Period, the Seller shall use its Best Efforts to cause the conditions set forth in Section 7 to be satisfied by November 5, 2002.

        4.7 TRANSFERRED EMPLOYEES.

               (a) OFFER OF EMPLOYMENT. Prior to the Closing, the Purchaser, after notice to the Seller as to the timing and method of contact, shall have the right to contact any or all of the Continuing Employees for the purposes of making offers of employment with the Purchaser (or any Affiliate designated by the Purchaser) and receiving acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). The Seller shall use its Best Efforts to assist the Purchaser in hiring the Continuing Employees selected by the Purchaser. Effective as of the later of:
(i) 12:01 a.m. the day following the Closing Date; (ii) the date for the commencement of a Hired Employee's employment with the Purchaser as otherwise agreed to by such Hired Employee and the Purchaser; or (iii) such later date as is set forth opposite such Continuing Employee's name on SCHEDULE 10 (the later of such dates, the "START DATE"), the Purchaser (or any Affiliates designated by the Purchaser) shall hire those Continuing Employees to whom it has made an offer in accordance with this Section and who accept such offer in the manner and within the time frame reasonably established by Purchaser. Each such Continuing Employee who is employed by the Seller on the Closing Date and who actually commences employment with the Purchaser (or the Purchaser's Affiliate) at the Start Date is referred to herein as a "HIRED EMPLOYEE." The Purchaser shall not be obligated to hire any Continuing Employee unless an offer of employment is made to, and accepted by, such Continuing Employee; in addition, the Purchaser shall have no obligation to hire any Continuing Employees of the Seller after the Closing. Continuing Employees who reject or who are not offered employment with the Purchaser shall remain employees of the Seller after the Closing, subject to the Seller's termination rights.

               (b) TRANSITION. The employment by the Seller of the Hired Employees shall terminate immediately prior to the Start Date and the employment by the Purchaser of the Hired Employees shall commence as of the Start Date. The terms of employment with the Purchaser (or the Purchaser's Affiliates) shall be as mutually agreed between each Hired Employee and the Purchaser (or the Purchaser's Affiliate, as the case may be), subject to the provisions of this Section. As of the Start Date, all Hired Employees will be under the exclusive supervision of the Purchaser and subject to the Purchaser's policies and procedures. All Continuing Employees who do not become Hired Employees will remain under the exclusive supervision of the Seller and subject to the Seller's policies and procedures. Between the date of this Agreement and the Start Date of each Hired Employee, the Seller will provide each Hired Employee with the same level of compensation as that currently provided by the Seller. The Purchaser shall have no obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, accrued vacation and sick leave, stock or stock options or any other sums due to any Hired Employee that accrued on or before the Start Date (including any payments accruing due to the transaction contemplated by this Agreement). The Seller will be fully responsible for all amounts owing to the Hired Employees as a result of their employment with the Seller prior to the Start Date and shall under no circumstances be responsible for any amounts payable to any Hired Employee that arises after the Start Date.

               (c) RETENTION OF EMPLOYEES PRIOR TO THE CLOSING. The Seller agrees to use its Best Efforts to retain the Continuing Employees until the Closing, and to assist the Purchaser in securing the employment after the Closing of each of those Continuing Employees to whom the Purchaser (or the Purchaser's Affiliate) makes or intends to make offers of employment, it being understood that, following the time the Purchaser makes such offer of employment, the Seller may notify such Continuing Employee that the Seller intends to terminate such Continuing Employee immediately following the Closing whether or not such Continuing Employee accepts employment with the Purchaser. The Seller shall not transfer or terminate any Continuing Employee after the date of this Agreement and prior to the Closing without the consent of the Purchaser. The Seller shall notify the Purchaser promptly if, notwithstanding the foregoing, any Continuing Employee terminates employment or communicates an intent to terminate employment with the Seller after the date of this Agreement but prior to the Closing.

        4.8 COMPENSATION AND BENEFITS OF HIRED EMPLOYEES.

               (a) WELFARE PLANS. As of 12:01 a.m. on the day after the Start Date of each Hired Employee, coverage for Hired Employees under the Seller Employee Benefit Plans and other programs shall terminate (except as otherwise required by law or consistent with the terms of the programs) and coverage under the Purchaser Employee Benefit Plans and other programs shall commence. The Seller shall make all payments due to the Hired Employees from the Seller immediately after Closing.

               (b) COBRA CONTINUATION COVERAGE. The Seller shall retain or assume responsibility for providing health care coverage to all qualified beneficiaries of current or former Continuing Employees (without regard to whether such Continuing Employees become Hired Employees) who are receiving (or become entitled to receive) continuation health coverage pursuant to an election made under Section 4980B of the Code or Sections 601-608 of ERISA (such an election to be called a "COBRA ELECTION") relating to a qualifying event occurring (i) prior to or on the Closing Date for Hired Employees and (ii) prior to, on or after for all Continuing Employees who are not Hired Employees. The Purchaser shall be responsible for providing health care coverage attributable to a COBRA Election made by a Hired Employee (or any individual who constitutes a qualified beneficiary under COBRA with respect to a Hired Employee) which relates to a qualifying event which occurs after the Start Date.

               (c) LIABILITY FOR CLAIMS. The Seller shall remain solely liable for all claims under the Seller Employee Benefit Plans which are incurred by Hired Employees and their covered dependents on or prior to the Start Date. The Purchaser shall be solely liable for all claims under the Purchaser Employee Benefit Plans which are incurred by Hired Employees and their covered dependents on or after the Start Date. For these purposes, a claim shall be deemed to have been incurred on the day when the events giving rise to the claim occurred.

               (d) WORKERS' COMPENSATION. The Seller shall remain responsible and liable for workers' compensation claims relating to occupational illnesses resulting from exposure occurring on or prior to the Start Date and injuries that are incurred (i) on or prior to the Start Date with respect to the

Hired Employees and (ii) prior, on, or after the Start Date with respect to all Continuing Employees who are not Hired Employees.

        4.9 THE WARN ACT. Seller shall be responsible for, and shall indemnify, hold harmless and defend the Purchaser with respect to, any notices, payments, benefits, fines, penalties, backpay, and damages required under the Worker Adjustment and Retraining Notification Act ("WARN ACT") relating to any plant closing or mass layoff (or similar triggering event) caused by the Seller with respect to the Continuing Employees and any other current or former employees of the Seller.

5.      CONFIDENTIALITY.

        5.1 CONFIDENTIALITY. The Parties acknowledge that they have previously entered into that certain Mutual Non-Disclosure Agreement dated August 15, 2002 (the "MUTUAL NDA"), which Mutual NDA will continue in full force and effect in accordance with its terms following the date hereof and following the Closing.

        5.2 PUBLIC DISCLOSURE. Without limiting any other provision of this Agreement, prior to the Closing, the Parties will consult with each other and agree, before issuing any press release with respect to the Transactions and will not make any public statement inconsistent with any such press release. The Parties have agreed to their respective press releases announcing the signing of this Agreement and will agree to the text of their respective press releases announcing the Closing.

6.      PRE-CLOSING COVENANTS OF THE PURCHASER.

        6.1 BEST EFFORTS. During the Pre-Closing Period, the Purchaser shall use its Best Efforts to cause the conditions set forth in Section 8 to be satisfied by November 5, 2002.

7.      CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

        The Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

        7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any update to the Disclosure Schedule (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Seller, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded).

        7.2    PERFORMANCE OF OBLIGATIONS.

               (a) Each of the Escrow Agreement, Assignment Agreement, Transition Services Agreement and the Seller Noncompetition Agreement shall have been executed by the Seller and delivered to the Purchaser.

               (b) Seller shall have delivered to the Purchaser the documents referred to in Section 1.7(b)(i) and the Closing Certificate (which shall attach the Closing Inventory List, the Closing Tangible Assets List, the Closing Accounts Receivable List, the Closing RTP Balance Sheet (including the supporting documentation therefor and the Orders List).

               (c) All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

        7.3 CONSENTS. Each of the Consents identified in Part 2.26 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

        7.4 NO MATERIAL ADVERSE CHANGE. There shall have not been any material adverse change in the (i) business, condition, operation or prospects of the Acquired Business, (ii) condition or value of the Assets or (iii) the Assumed Liabilities, and no event shall have occurred and no condition or circumstance shall exist that could be expected to give rise to any such material adverse change.

        7.5 ADDITIONAL DOCUMENTS. Purchaser shall have received such other documents as the Purchaser may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Seller, (ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 7 or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

        7.6 NO PROCEEDINGS. There shall not have been commenced or overtly threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        7.7 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

        7.8 CONTINUING EMPLOYEES. All of the individuals identified on SCHEDULE 9 and at least 77% of the individuals identified on SCHEDULE 10, shall have accepted employment offers from, and shall not have expressed an intention to terminate their employment with, the Purchaser.

        7.9 FINANCIAL STATEMENTS. Either the Seller shall have provided to the Purchaser (and the Purchaser shall have received), or the Purchaser shall otherwise have received, the unaudited financial statements relating to the Acquired Business for the six month period ended June 30, 2002 and the nine month period ended September 28, 2002 and the audited financial statements relating to the Acquired Business for the fiscal years ended December 31, 2001 and 2000 and any additional financial statements relating to the Acquired Business, whether audited or unaudited, as the Purchaser may reasonably request (collectively referred to herein as the "CLOSING FINANCIAL STATEMENTS") (it being understood that, it shall be reasonable for Purchaser to request any financial information required to be included in the Purchaser's filings with the Securities and Exchange Commission, including any report(s) on Form 8-K related to the consummation of the Transactions).

        7.10 ASSET NET BOOK VALUE. The asset net book value set forth on the Closing RTP Balance Sheet shall be equal to or greater than $3.0 million (the "ASSET NET BOOK VALUE").

        7.11 TOPPOLY SYSTEM. The Seller shall not have shipped system #612 for TOPPOLY.

        7.12 EXECUTED CONTRACT. The Contract listed as Item 1 on SCHEDULE 11 shall have been entered into on the terms attached to SCHEDULE 11 or such other terms as are specifically pre-approved by the Purchaser in writing.

8.      CONDITIONS PRECEDENT  TO THE SELLER'S OBLIGATION TO CLOSE.

        The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

        8.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Purchaser, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded).

        8.2 PURCHASER'S PERFORMANCE.

               (a) The Purchaser shall have executed and delivered the Escrow Agreement, the Purchaser Noncompetition Agreement, the Assignment Agreement and the Transition Services Agreement.

               (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

        8.3 PURCHASER CLOSING CERTIFICATE. The Seller shall have received a certificate (the "PURCHASER CLOSING CERTIFICATE") from a duly authorized officer of the Purchaser to the effect that the conditions set forth in Sections 8.1 and 8.2(b) have been satisfied.

9.      TERMINATION.

        9.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

               (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of the Seller and such Breach shall not have been cured within ten days after the delivery of notice thereof to the Seller, or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

               (b) by the Seller if (i) there is a material Breach of any covenant or obligation of the Purchaser and such Breach shall not have been cured within ten days after the delivery of notice thereof to the Purchaser or (ii) the Seller reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible or impractical (other than as a result of any failure on the part of the Seller to comply with or perform its covenants and obligations set forth in this Agreement);

               (c) by the Purchaser if the Closing has not taken place on or before December 15, 2002 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

               (d) by the Seller if the Closing has not taken place on or before December 15, 2002 (other than as a result of any failure on the part of the Seller to comply with or perform its covenants and obligations under this Agreement, or to satisfy the conditions set forth in Sections 7.9,
        7.10 and 7.11); or

               (e) by the mutual written consent of the Purchaser and the Seller.

        9.2 TERMINATION PROCEDURES. If the Purchaser wishes to terminate this Agreement pursuant to Section 9.1(a) or Section 9.1(c) the Purchaser shall deliver to the Seller a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(d) the Seller shall deliver to the Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

        9.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the Parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.1 and 12.

10.     INDEMNIFICATION, ETC.

        10.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

               (a) The representations, warranties, covenants and obligations of the Parties contained in this Agreement shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the dissolution of any party to this Agreement. Except as set forth in Section 10.1(c) and except in the event of fraud or intentional misrepresentation, all of said representations, warranties, pre-closing covenants and pre-closing obligations shall remain in full force and effect and shall survive for a period of one year following the Closing Date and all post-closing covenants and post-closing obligations shall remain in full force and effect and shall survive indefinitely.

               (b) The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

               (c) If a Claim Notice relating to any Breach or alleged Breach of any representation, warranty, covenant or obligation of the Seller is given to the Seller on or prior to the first anniversary of the Closing Date, then, notwithstanding anything to the contrary contained in this Section 10.1(c), each and every claim asserted in such Claim Notice (including any indemnification claim asserted by any Indemnitee under Section 10.2) shall survive the one year period as set forth in Section 10.1(a), until such time as such claim has been fully and finally resolved, either by means of a written settlement agreement executed by the Seller and the Purchaser, in the case of arbitration pursuant to the Escrow Agreement, by means of the final decision of the arbitrator, or by means of a final, non-appealable judgment issued by a court of competent jurisdiction.

               (d) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular Breach of representation, warranty, covenant or obligation or other matter for which an Indemnitee is entitled to indemnification, compensation or reimbursement pursuant to Section 10.2 shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation, warranty, covenant or obligation or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement pursuant to Section 10.2 and containing (i) a description with reasonable detail of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach or other matter for which an Indemnitee is entitled to indemnification, compensation or reimbursement pursuant to Section 10.2, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result thereof.

               (e) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller in this Agreement.

        10.2 INDEMNIFICATION BY THE SELLER.

               (a) The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                      (i) any Breach of any of the representations or warranties made by the Seller in this Agreement as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule) (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Seller, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded);

                      (ii) any Breach of any of the representations or warranties made by the Seller in this Agreement (including the Disclosure Schedule) as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any update to the Disclosure Schedule) (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Seller, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded);

                      (iii) any Breach of any of the representations or warranties in the Closing Certificate (without giving effect to any update to the Disclosure Schedule) (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Seller, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded) or any Breach by the Seller of the Transactional Agreements other than this Agreement or the Closing Certificate;

                      (iv) any failure of the Asset Net Book Value to be equal to or greater than $3.0 million;

                      (v) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule (giving effect to any update thereto);

                      (vi) any Breach of any covenant or obligation of the Seller contained in this Agreement;

                      (vii) one-half of the amount of any Liability related to the matters disclosed in Part 2.10(d)(iv) of the Disclosure Schedule (the "SELLER SHARE"); provided, however, that the amount of the Seller Share shall not exceed $200,000;

                      (viii) one-half of the amount of any Liability set forth as Item 2 on SCHEDULE 11 (the "LIABILITY SHARE"); provided, however, that the amount of the Liability Share shall not exceed $100,000;

                      (ix) any Liability for any materials, labor and overhead (excluding research and development charges) pursuant to Section 1.3(b)(i) which, in the aggregate, exceeds $400,000;

                      (x) any Liability of the Seller, other than the Assumed Liabilities;

                      (xi) any Liability other than the Assumed Liabilities to which the Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product produced or sold or any services performed by or on behalf of the Seller, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Seller on or at any time prior to the Closing Date, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller, (D) the operation by the Seller of its business, or (E) any failure by the Seller to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions; or

                      (xii) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clauses (i) through (xi) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
        Section 10).

               (b) Subject to Section 10.2(c), the Seller shall not be required to make any indemnification payment pursuant to Section 10.2(a)(i), Section 10.2(a)(ii), Section 10.2(a)(iii), Section 10.2(a)(v), Section 10.2(a)(vii),
Section 10.2(a)(viii), 10.2(a)(ix) or pursuant to Section 10.2(a)(xii) (with respect to any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in Section 10.2(a)(i),
Section 10.2(a)(ii), Section 10.2(a)(iii), Section 10.2(a)(v), Section 10.2(a)(vii), Section 10.2(a)(viii) or Section 10.2(a)(ix)), until such time as the total amount of all Damages (including the Damages arising from such Breach, Liability or matter and all other Damages arising from any other such Breach, Liability or matter) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 (it being understood that any Damages against which the Indemnitees are indemnified, or for which the Indemnitees are compensated or reimbursed, by the Seller without regard to this Section 10.2(b) shall not count towards such $250,000 threshold). (If the total amount of such Damages exceeds the $250,000, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $250,000.)

               (c) The limitation on the indemnification obligations of the Seller that is set forth in Section 10.2(b) shall not apply in the case of fraud or intentional misrepresentation.

        10.3 INDEMNIFICATION BY PURCHASER. The Purchaser shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Damages that are directly or indirectly suffered or incurred by the Seller or to which the Seller may otherwise become subject to the extent such Damages relate to any third-party claim that arises from any failure on the part of the Purchaser to perform and discharge the Assumed Liabilities or any breach of a representation, warranty or covenant contained in this Agreement.

        10.4 EXCLUSIVITY OF INDEMNIFICATION REMEDIES AFTER THE CLOSING DATE. Following the Closing, except in the event of fraud or intentional misrepresentation, the recourse of the Purchaser to the Escrow Account pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of the Purchaser and the other Indemnitees for Damages under the indemnification provisions contained in Section 10.2 (other than with respect to post-closing covenants and obligations and other than Sections 10.2(a)(x), 10.2(a)(xi) and 10.2(a)(xii) (to the extent Section 10.2(a)(xii) relates to any Proceeding with respect to Sections 10.2(a)(x) or 10.2(a)(xi)) as to which recourse of the Purchaser to the Escrow Account shall not be the sole and exclusive remedy of the Purchaser and the other Indemnitees for Damages under the indemnification provisions contained in Section 10.2) or for any Breach of this Agreement, the Escrow Agreement, the Assignment Agreement or the Closing Certificate. Following the Closing, except in the case of fraud or intentional misrepresentation, the indemnification remedies and other remedies provided in this Section 10 shall be the sole and exclusive rights that the Purchaser, the Seller or any of the Indemnitees may have with respect to any matter for which indemnification is provided herein (other than with respect to the matters set forth in Sections 10.2(a)(x), 10.2(a)(xi) and 10.2(a)(xii) (to the extent
Section 10.2(a)(xii) relates to any Proceeding with respect to Sections 10.2(a)(x) or 10.2(a)(xi)) as to which indemnification remedies and other remedies in Section 10 shall not be the sole or exclusive remedies, and other than with respect to rights to specific performance as may be appropriate to put Purchaser in possession of the Assets).

        10.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Purchaser, against any other Indemnitee or against any other Person) with respect to which the Seller may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 10, the Purchaser shall have the right, at its election, to designate the Seller to assume the defense of such claim or Proceeding at the sole expense of the Seller. If the Purchaser so elects to designate the Seller to assume the defense of any such claim or Proceeding:

               (a) the Seller shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

               (b) the Purchaser shall make available to the Seller any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

               (c) the Seller shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

               (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

               (e) the Seller shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

               (f) the Purchaser may at any time (notwithstanding the prior designation of the Seller to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If the Purchaser does not elect to designate the Seller to assume the defense of any such claim or Proceeding (or if, after initially designating the Seller to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own:

                      (i) the Seller shall make available to the Purchaser any documents and materials in the possession or control of the Seller that may be necessary to the defense of such claim or Proceeding;

                      (ii) the Purchaser shall keep the Seller informed of all material developments and events relating to such claim or Proceeding; and

                      (iii) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding without the consent of the Seller; provided, however, that such settlement, adjustment or compromise shall not be considered conclusive evidence of the amount of Damages suffered or incurred by Purchaser or the other Indemnitees.

        10.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

11.     CERTAIN POST-CLOSING COVENANTS.

        11.1 FURTHER ACTIONS.

               (a) From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser's Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of:

                      (i) assisting in the preparation and completion of the Closing Financial Statements requested by the Purchaser;

                      (ii) putting the Purchaser in possession and control of all of the Assets;

                      (iii) obtaining the Consents required under any Specified Contract for which such Consent is required to be obtained and was not obtained as of the Closing; and

                      (iv) subject to the Transition Services Agreement, assisting the Purchaser in the continued operations of the Acquired Business until such time as the Assets shall have been completely transferred to the Purchaser.

               (b) From and after the Closing Date, Seller shall use its Best Efforts to make available to Purchaser the material benefits of any Specified Contract that (i) was not assigned to Purchaser as a result of the failure to obtain any Consent or (ii) is not assignable and for which a waiver has not been received or obtained.

               (c) Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing Date, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

12.      MISCELLANEOUS PROVISIONS.

        12.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        12.2 FEES AND EXPENSES. Each party hereto shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to each such party's legal counsel) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with:
(i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) any investigation and review conducted by such party with respect to the Transactions; (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions; provided, however, that the Purchaser agrees that it shall bear all costs incurred by Seller's auditors in auditing the financial statements of the Acquired Business as requested by the Purchaser.

        12.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        12.4 NOTICES. Any notice or other communication required or permitted to be delivered to any Party shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such Party below (or to such other address or facsimile telephone number as such Party shall have specified in a written notice given to the other Party):

               if to the Seller:
                             Intevac, Inc.
                             3560 Bassett Street
                             Santa Clara, CA 95054
                             Facsimile:  (408) 727-5139
                             Attn:  Chief Financial Officer

               with a copy to:
                             Wilson Sonsini Goodrich & Rosati PC
                             650 Page Mill Road
                             Palo Alto, CA 94304
                             Facsimile:  (650) 493-6811
                             Attn:  Herbert P. Fockler

               if to the Purchaser:
                             Photon Dynamics, Inc.
                             17 Great Oaks Boulevard
                             San Jose, CA 95119-1202
                             Facsimile:  (408) 360-3551
                             Attn:  Chief Financial Officer

               with a copy to:
                             Cooley Godward LLP
                             3000 El Camino Real
                             Palo Alto, CA 94306
                             Facsimile:  (650) 849-7400
                             Attn:  Brett D. White and Jennifer Fonner DiNucci

        12.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        12.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        12.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        12.8 GOVERNING LAW; VENUE.

               (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

               (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Agreement:

                      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California) in connection with any such legal proceeding;

                      (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and

                      (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

               (c) The Seller agrees that, if any Proceeding is commenced against any Indemnitee (other than successors or assigns) by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

               (d) Nothing in this Section 12.8 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding against the Seller in any forum or jurisdiction for matters other than the Transactions.

        12.9 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

               (a) This Agreement shall be binding upon the Seller and its successors and assigns (if any) and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of the Seller; the Purchaser; the other Indemnitees (subject to Section 10.6); and the respective successors and assigns (if any) of the foregoing.

               (b) The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 10), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. The Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the Purchaser's prior written consent.

               (c) Except for the provisions of Section 10 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

        12.10 REMEDIES EXCLUSIVE; SPECIFIC PERFORMANCE. The Seller agrees that notwithstanding anything to the contrary contained herein, (a) in the event of any Breach or threatened Breach by the

Seller of any covenant, obligation or other provision set forth in this Agreement or the Assignment Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding. The Purchaser agrees that notwithstanding anything to the contrary contained herein, (a) in the event of any Breach or threatened Breach by the Purchaser of any covenant, obligation or other provision set forth in this Agreement or the Assignment Agreement, the Seller shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach and (b) the Seller shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        12.11 WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

        12.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        12.14 ENTIRE AGREEMENT. The Transactional Agreements and the Mutual NDA set forth the entire understanding of the Parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter thereof.

        12.15 KNOWLEDGE. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any director, officer or employee of such Person has knowledge of such fact or other matter.

        12.16 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        The parties to this Agreement have caused this Agreement to be executed and delivered as of October 22, 2002.

                                        INTEVAC, INC.,
                                          a California corporation



                                        By:   /s/ CHARLES B. EDDY III
                                           -------------------------------------


                                        Title: Chief Financial Officer
                                              ----------------------------------





                                        PHOTON DYNAMICS, INC.,
                                          a California corporation



                                        By:   /s/ RICHARD DISSLY
                                           -------------------------------------


                                        Title: CFO
                                              ----------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS



        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED BUSINESS. "Acquired Business" is defined in the Recital to this Agreement.

        ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction involving the sale or other disposition (whether by merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller) of all or any portion of the Acquired Business or the assets related to the Acquired Business (other than in the Ordinary Course of Business).

        AFFILIATE. "Affiliate" means any subsidiary of the Purchaser.

        AGREEMENT. "Agreement" means the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

        ASSET NET BOOK VALUE. "Asset Net Book Value" is defined in Section 7.10.

        ASSETS. "Assets" is defined in Section 1.1.

        ASSIGNMENT AGREEMENT. "Assignment Agreement" is defined in Section
1.2(b).

        ASSUMED CONTRACTS. "Assumed Contracts" means all Specified Contracts except any Specified Contract as to which a Consent is required to be obtained from any Person with respect to the assignment or delegation to the Purchaser of any rights or obligations under such Specified Contract but which the Seller shall not have obtained prior to the Closing Date, provided, however, that if the required consent for any Specified Contract is obtained after the Closing Date, then such Specified Contract shall be deemed an Assumed Contract.

        ASSUMED LIABILITIES. "Assumed Liabilities" is defined in Section 1.3(b).

        BEST EFFORTS. "Best Efforts" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

        BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

        CERCLA. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

        CLAIM NOTICE. "Claim Notice" is defined in Section 10.1(d).



                                       i.

        CLOSING. "Closing" is defined in Section 1.7(a).

        CLOSING ACCOUNTS RECEIVABLE LIST. "Closing Accounts Receivable List" is defined in Section 1.7(b)(viii).

        CLOSING CERTIFICATE. "Closing Certificate" is defined in Section 1.7(b)(viii).

        CLOSING DATE. "Closing Date" is defined in Section 1.7(a).

        CLOSING FINANCIAL STATEMENTS. "Closing Financial Statements" is defined in Section 7.9.

        CLOSING INVENTORY LIST. "Closing Inventory List" is defined in Section 1.7(b)(viii).

        CLOSING RTP BALANCE SHEET. "Closing RTP Balance Sheet" means a balance sheet prepared by the Seller relating to the Acquired Business and on a basis consistent with the Seller's historical accounting treatment for the Acquired Business, which contains the amounts as of the Closing Date of: Accounts Receivable; Stockroom Inventory; Work In Process Inventory; Inventory Pending Acceptance; Prepaid Expenses; Machinery & Equipment; Accumulated Depreciation - Machinery & Equipment; and reserves related to each of the foregoing.

        CLOSING TANGIBLE ASSETS LIST. "Closing Tangible Assets List" is defined in Section 1.7(b)(viii).

        COBRA. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        COBRA ELECTION. "COBRA Election" is defined in Section 4.8(b).

        CODE. "Code" means the Internal Revenue Code of 1986, as amended.

        COMPARABLE ENTITIES. "Comparable Entities" means Entities (other than the Seller) that are engaged in businesses similar to the Acquired Business.

        CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTINUING EMPLOYEES. "Continuing Employees" is defined in Section 2.16(a).

        CONTRACT. "Contract" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        CUSTOMER CONTRACTS. "Customer Contracts" is defined in Section 1.1(d).

        DAMAGES. "Damages" includes any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (which is arranged in parts corresponding to the numbered sections contained in the Agreement) dated as of the date of the



                                      ii.

Agreement and delivered to the Purchaser on behalf of the Seller separately and contemporaneously with the execution of the Agreement.

        ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ERISA. "ERISA" means the Employee Retirement Income Security Act of
1974.

        ERISA AFFILIATE. "ERISA Affiliate" means any Person that is, was or would be treated as a single employer with any of the Parties under Section 414 of the Code.

        ESCROW ACCOUNT. "Escrow Account" is defined in Section 1.2(a).

        ESCROW AGREEMENT. "Escrow Agreement" is defined in Section 1.2(a).

        ESCROW AMOUNT. "Escrow Amount" is defined in Section 1.2(a).

        EXCLUDED ASSETS. "Excluded Assets" means any cash, negotiable securities, certificates of deposit, bonds, lock boxes, letters of credit and other cash equivalents other than the Specified Accounts Receivable, any assets of any of the Seller Employee Benefit Plans and the assets identified on
SCHEDULE 1.

        GAAP. "GAAP" means generally accepted accounting principles.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.



                                      iii.

        HAZARDOUS MATERIAL. "Hazardous Material" includes: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;
(b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA and any other so-called "superfund" or "superlien" law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

        HIRED EMPLOYEE. "Hired Employee" is defined in Section 4.7(a).

        IMMATERIAL CONTRACT. "Immaterial Contract" means any Seller Contract that: (a) was entered into by the Seller in the Ordinary Course of Business; (b) is identical in all material respects to one of the standard form agreements (as provided pursuant to Section 2.10); (c) has a term of less than 90 days or may be terminated by the Seller (without penalty) within 30 days after the delivery of a termination notice by the Seller to the other party thereto; and (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

        INDEMNITEES. "Indemnitees" means the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and
(d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        INTELLECTUAL PROPERTY. "Intellectual Property" means and includes algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

        INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patents and industrial property rights; (E) other proprietary rights in Intellectual Property of every kind and nature; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

        INVENTORY. "Inventory" is defined in Section 1.1(b).

        LEASED ASSETS. "Leased Assets" is defined in Section 2.5.



                                      iv.

        LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        LIABILITY. "Liability" means any debt, obligation or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation or liability is immediately due and payable.

        LIABILITY SHARE. "Liability Share" is defined in Section 10.2(a)(viii).

        MUTUAL NDA. "Mutual NDA" is defined in Section 5.1.

        ORDER. "Order" means any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

        ORDERS LIST. "Orders List" is defined in Section 1.7(b)(viii).

        ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                      (a) such action is recurring in nature, is consistent with the past practices of the Seller with respect to the Acquired Business and is taken in the ordinary course of the normal day-to-day operations of the Seller in the conduct of the Acquired Business;

                      (b) such action is taken in accordance with sound and prudent business practices; and

                      (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Comparable Entities.

        OTHER CONTRACTS. "Other Contracts" is defined in Section 1.1(e).

        PARTIES. "Parties" is defined in the first paragraph of this Agreement.

        PERSON. "Person" means any individual, Entity or Governmental Body.

        PRE-CLOSING PERIOD. "Pre-Closing Period" means the period beginning on the date of the Agreement through the Closing Date.

        PROCEEDING. "Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought,



                                       v.

conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        PURCHASE PRICE. "Purchase Price" is defined in Section 1.2(a).

        PURCHASER. "Purchaser" is defined in the first paragraph of this Agreement.

        PURCHASER CLOSING CERTIFICATE. "Purchaser Closing Certificate" is defined in Section 8.3.

        PURCHASER EMPLOYEE BENEFIT PLAN. "Purchaser Employee Benefit Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Purchaser, any ERISA Affiliate or any predecessor entity of the Purchaser for the benefit of any employee of the Purchaser or any ERISA Affiliate, or with respect to which the Purchaser or any ERISA Affiliate has or may have any liability or obligation.

        PURCHASER NONCOMPETITION AGREEMENT. "Purchaser Noncompetition Agreement" is defined in Section 1.7(b)(vi).

        REGISTERED IP. "Registered IP" means and includes all Specified IP that is registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

        RELATED PARTY. Each of the following shall be deemed to be a "Related Party": (a) each individual who is, or who has at any time been, an officer of the Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than the Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

        REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SELLER. "Seller" is defined in the first paragraph of this Agreement.

        SELLER CONTRACT. "Seller Contract" means any Contract related to the Acquired Business: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

        SELLER EMPLOYEE BENEFIT PLAN. "Seller Employee Benefit Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Seller, any ERISA Affiliate or any predecessor



                                      vi.

entity of the Seller for the benefit of any employee of the Seller or any ERISA Affiliate, or with respect to which the Seller or any ERISA Affiliate has or may have any liability or obligation.

        SELLER INBOUND IP CONTRACT. "Seller Inbound IP Contract" means any Contract to which the Seller is a party and whereby Seller is granted Intellectual Property Rights used in the Acquired Business.

        SELLER IP. "Seller IP" means and includes all Intellectual Property Rights and Intellectual Property in which the Seller has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        SELLER NONCOMPETITION AGREEMENT. "Seller Noncompetition Agreement" is defined in Section 1.7(b)(vii).

        SELLER OUTBOUND IP CONTRACT. "Seller Outbound IP Contract" means any Contract to which the Seller is a party and whereby any Person has been granted any license or interest in or to any Specified IP.

        SELLER PRODUCTS. "Seller Products" means the products and services developed, manufactured, marketed or sold (including any product or service currently under development) by the Seller in connection with the Acquired Business.

        SELLER SHARE. "Seller Share" is defined in Section 10.2(a)(vii).

        SELLER SOFTWARE. "Seller Software" means and includes any software (including firmware and other software embedded in hardware devices) included in the Assets or embodying the Specified IP (other than non-customized third-party software licensed to the Seller for internal use on a non-exclusive basis).

        SPECIFIED ACCOUNTS RECEIVABLE. "Specified Accounts Receivable" shall be as defined in Section 1.1(h).

        SPECIFIED CONTRACTS. "Specified Contracts" is defined in Section 1.1(e).

        SPECIFIED IP. "Specified IP" is defined in Section 1.1(a).

        START DATE. "Start Date" is defined in Section 4.7(a).

        TANGIBLE ASSETS. "Tangible Assets" is defined in Section 1.1(c).

        TAX. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

        TAX RETURN. "Tax Return" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment,



                                      vii.

collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "Transactional Agreements" means: (a) this Agreement; (b) the Escrow Agreement; (c) the Assignment Agreement; (d) the Seller Noncompetition Agreement; (e) the Purchaser Noncompetition Agreement; (f) the Transition Services Agreement and (g) the Closing Certificate.

        TRANSACTIONS. "Transactions" means (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the assumed liabilities by the Purchaser pursuant to the Assignment Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

        TRANSITION SERVICES AGREEMENT. "Transition Services Agreement" is defined in Section 1.6.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" is defined in Section 2.3.

        UNAUDITED INTERIM FINANCIAL STATEMENTS. "Unaudited Interim Financial Statements" is defined in Section 2.3.

        WARN ACT. "WARN Act" is defined in Section 4.9.



                                      viii.

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT








                                      ix.

                                    EXHIBIT C

                          FORM OF ASSIGNMENT AGREEMENT








                                       x.

                                    EXHIBIT D

                      FORM OF TRANSITION SERVICES AGREEMENT








                                       xi.

                                    EXHIBIT E

                   FORM OF PURCHASER NONCOMPETITION AGREEMENT








                                      xii.

                                    EXHIBIT F

                     FORM OF SELLER NONCOMPETITION AGREEMENT








                                     xiii.

                             EXHIBITS AND SCHEDULES

Exhibit A      Certain Definitions
Exhibit B      Form of Escrow Agreement
Exhibit C      Form of Assignment Agreement
Exhibit D      Form of Transition Services Agreement
Exhibit E      Form of Purchaser Noncompetition Agreement
Exhibit F      Form of Seller Noncompetition Agreement

Schedule 1     Excluded Assets
Schedule 2     Certain Specified IP
Schedule 3     Certain Tangible Assets
Schedule 4     Customer Contracts
Schedule 5     Other Contracts
Schedule 6     Warranty obligations
Schedule 7     Obligations to ship products
Schedule 8     Payment of fees
Schedule 9     K1 Continuing Employees
Schedule 10    K2 Continuing Employees
Schedule 11    Liability Share






                                      xiv.

1.      SALE OF ASSETS; RELATED TRANSACTIONS................................................1

        1.1    Sale of Assets...............................................................1

        1.2    Purchase Price...............................................................2

        1.3    No Assumed Liabilities.......................................................2

        1.4    Taxes........................................................................3

        1.5    Allocation...................................................................3

        1.6    Transition Services Agreement................................................3

        1.7    Closing......................................................................3

2.      REPRESENTATIONS AND WARRANTIES OF THE SELLER........................................5

        2.1    Due Organization; Etc........................................................5

        2.2    Records......................................................................5

        2.3    Financial Statements.........................................................5

        2.4    Absence Of Changes...........................................................5

        2.5    Title To Assets..............................................................6

        2.6    Receivables..................................................................6

        2.7    Customers; Distributors......................................................7

        2.8    Inventory....................................................................7

        2.9    Equipment, Etc...............................................................7

        2.10   Intellectual Property........................................................7

        2.11   Contracts...................................................................11

        2.12   Solvency....................................................................12

        2.13   Compliance with Legal Requirements..........................................12

        2.14   Governmental Authorizations.................................................12

        2.15   Tax Matters.................................................................13

        2.16   Employee And Labor Matters..................................................13

        2.17   Benefit Plans; ERISA........................................................14

        2.18   Environmental Matters.......................................................15

        2.19   Sale of Products............................................................15

        2.20   Performance Of Services.....................................................15

        2.21   Insurance...................................................................15

        2.22   Related Party Transactions..................................................16



                                       i.

        2.23   Certain Payments, Etc.......................................................16

        2.24   Proceedings; Orders.........................................................16

        2.25   Authority; Binding Nature Of Agreements.....................................17

        2.26   Non-Contravention; Consents.................................................17

        2.27   Brokers.....................................................................17

        2.28   Full Disclosure.............................................................17

        2.29   Purchase Orders for Materials...............................................18

3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................................18

        3.1    Due Organization............................................................18

        3.2    Authority; Binding Nature Of Agreements.....................................18

        3.3    Brokers.....................................................................18

        3.4    Litigation..................................................................18

        3.5    Non-Contravention...........................................................18

4.      PRE-CLOSING COVENANTS OF THE SELLER................................................18

        4.1    Access And Investigation....................................................18

        4.2    Operation Of Business.......................................................19

        4.3    Filings and Consents........................................................20

        4.4    Notification; Updates to Disclosure Schedule................................20

        4.5    No Negotiation..............................................................21

        4.6    Best Efforts................................................................21

        4.7    Transferred Employees.......................................................21

        4.8    Compensation and Benefits of Hired Employees................................22

        4.9    The WARN Act................................................................23

5.      CONFIDENTIALITY....................................................................23

        5.1    Confidentiality.............................................................23

        5.2    Public Disclosure...........................................................23

6.      PRE-CLOSING COVENANTS OF THE PURCHASER.............................................23

        6.1    Best Efforts................................................................23

7.      CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE........................23

        7.1    Accuracy Of Representations.................................................23

        7.2    Performance Of Obligations..................................................23

        7.3    Consents....................................................................24



                                      ii.

        7.4    No Material Adverse Change..................................................24

        7.5    Additional Documents........................................................24

        7.6    No Proceedings..............................................................24

        7.7    No Prohibition..............................................................24

        7.8    Continuing Employees........................................................24

        7.9    Financial Statements........................................................24

        7.10   Asset Net Book Value........................................................24

        7.11   Toppoly System..............................................................24

        7.12   Executed Contract...........................................................25

8.      CONDITIONS PRECEDENT  TO THE SELLER'S OBLIGATION TO CLOSE..........................25

        8.1    Accuracy Of Representations.................................................25

        8.2    Purchaser's Performance.....................................................25

        8.3    Purchaser Closing Certificate...............................................25

9.      TERMINATION........................................................................25

        9.1    Termination Events..........................................................25

        9.2    Termination Procedures......................................................26

        9.3    Effect Of Termination.......................................................26

10.     INDEMNIFICATION, ETC...............................................................26

        10.1   Survival Of Representations And Covenants...................................26

        10.2   Indemnification By The Seller...............................................27

        10.3   Indemnification By Purchaser................................................29

        10.4   Exclusivity Of Indemnification Remedies After the Closing Date..............29

        10.5   Defense Of Third Party Claims...............................................29

        10.6   Exercise Of Remedies By Indemnitees Other Than Purchaser....................30

11.     CERTAIN POST-CLOSING COVENANTS.....................................................30

        11.1   Further Actions.............................................................30

12.      MISCELLANEOUS PROVISIONS..........................................................31

        12.1   Further Assurances..........................................................31

        12.2   Fees and Expenses...........................................................31

        12.3   Attorneys' Fees.............................................................31

        12.4   Notices.....................................................................32

        12.5   Time Of The Essence.........................................................32



                                      iii.

        12.6   Headings....................................................................32

        12.7   Counterparts................................................................32

        12.8   Governing Law; Venue........................................................32

        12.9   Successors And Assigns; Parties In Interest.................................33

        12.10  Remedies Exclusive; Specific Performance....................................33

        12.11  Waiver......................................................................34

        12.12  Amendments..................................................................34

        12.13  Severability................................................................34

        12.14  Entire Agreement............................................................34

        12.15  Knowledge...................................................................34

        12.16  Construction................................................................34



                                      iv.